EXHIBIT 23.3

                 OPINION AND CONSENT OF BRIAN A. GIANTONIO, ESQ.



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To Whom It May Concern:


    As Counsel to the Registrant, I am familiar with the Market Value Adjustment ("MVA") investment options that are offered under the variable annuity contracts (the "Contracts") and registered on Form S-1.

    In connection with this opinion, I have reviewed the Registration Statement and the provisions of federal income tax laws relevant to the issuance of Contracts with the MVA investment options.

    Based upon this review, I am of the opinion that each of the Contracts, when issued with the MVA investment options will have been validly and legally issued.

    I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in this Registration Statement on Form S-1(Post-Effective Amendment POS AM) filed by Separate Account MVA1 with the Securities and Exchange Commission under the Securities Act of 1933.



                                     Very truly yours,







Dated: April 29, 2004                /s/ Brian A. Giantonio
                                     ----------------------
                                     Brian A. Giantonio, Vice President,
                                     Tax and ERISA Counsel
                                     PHL Variable Insurance Company